Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Selected Consolidated Financial Data” and to the incorporation by reference in the Registration Statement (Form S-8, No. 333-117464) pertaining to the 1997 Stock Option Plan, the 2003 Non-Employee Director Stock Option Plan, and the 2004 Stock Option and Incentive Plan, the Registration Statement (Form S-8, No. 333-118139) pertaining to the Amended and Restated 2004 Employee Stock Purchase Plan, and the Registration Statement (Form S-8, No. 333-134266) pertaining to the 2004 Stock Option and Incentive Plan, as amended and restated March 2006, and the Second Amended and Restated 2003 Non-Employee Director Stock Option Plan of Phase Forward Incorporated, of our reports dated February 28, 2007, with respect to the consolidated financial statements of Phase Forward Incorporated, Phase Forward Incorporated management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Phase Forward Incorporated, included in the Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP
Boston, Massachusetts
February 28, 2007